EXHIBIT 23.3

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                      CONSENT OF INDEPENDENT AUDITOR

     We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 our report, dated February 11, 1994, except for Note 17 as to which the date is March 8, 1994, which appears on page 40 of the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended January 2, 1994.


                              McGLADREY & PULLEN



Greensboro, North Carolina
May 18, 1994


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